Exhibit 10.2

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made and entered into effective July __, 2024 (the “Amendment No. 1 Effective Date”) between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and the Consenting Buyers (as defined below). Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and each buyer identified on the signature pages thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”) entered into the Securities Purchase Agreement dated as of November 8, 2023 (the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Company agreed to issue and sell, and each Buyer, severally and not jointly, agreed to purchase from the Company the Shares, the Pre-Funded Warrants and the Common Warrants;

WHEREAS, pursuant to Section 7(e), the Securities Purchase Agreement may be amended in a written instrument signed by the Company, the Lead Investor, and Buyers which purchased at least 50% plus $1.00 of the Securities based on the Purchase Price thereunder (the Lead Investor and such Buyers, collectively the “Consenting Buyers”); and

WHEREAS, the Company and the Consenting Buyers desire to amend the Securities Purchase Agreement as set forth herein.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 1(a) of the Securities Purchase Agreement shall be amended by replacing the words “any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist”)” with the following: “any securities exchange registered with the SEC as a “national securities exchange” under Section 6 of the 1934 Act (a “National Exchange”) (the “Uplist”).”

2. A new Section 1(d) shall be added to the Securities Purchase Agreement immediately following Section 1(c) thereof, which shall read as follows:

“A Buyer’s obligation to purchase Shares, Pre-Funded Warrants and Common Warrants, including the obligation to pay the Purchase Price therefore and deposit such amount in the Escrow, in each case pursuant to this Agreement, including, without limitation, Sections 1(a) and 1(c) hereof, shall be reduced, dollar for dollar, by the aggregate “Purchase Price” (as defined in the 2024 Notes SPA (as defined below)) paid by such Buyer for those certain convertible notes (the “2024 Notes”) pursuant to the Securities Purchase Agreement (the “2024 Notes SPA”).”

3. A new Section 1(e) shall be added to the Securities Purchase Agreement immediately following Section 1(d) thereof, which shall read as follows:

“Backstop. Reference is made to those certain Backstop Agreements (the “Backstop Agreements”), dated July__, 2024, each by and between the Company and, individually, certain of the Buyers (the “Backstop Buyers”). With respect to each Backstop Buyer, to the extent provided under the relevant Backstop Agreement, such Backstop Buyer will be deemed to have agreed under this Agreement to purchase the Pre-Funded Warrants and Common Warrants set forth in the applicable Backstop Notice under such Backstop Agreement, in addition to the Securities set forth on such Backstop Buyer’s signature page hereto, under the terms and conditions of this Agreement.”

4. Section 4(f) of the Securities Purchase Agreement shall be amended by replacing the words “or the NYSE American” with the following: “the NYSE American or any other National Exchange.”

5. Section 4(r) of the Securities Purchase Agreement shall be amended by adding the following new sentence at the end of such section: “In the event that as of eight business days after the Company sends an Escrow Date Notice (as defined in the Backstop Agreements) there remains an Escrow Deficiency (as defined in the Backstop Agreements), then each Buyer shall have the right to request that the Company return any funds that the undersigned had previously deposited in Escrow, and the Company shall return such funds within 3 business days of such request.”

6. Section 4(t) of the Securities Purchase Agreement shall be amended by replacing the words “the Nasdaq Capital Market” (which appear twice in such section) with the following: “a National Exchange.”

7. Section 6(a)(xvi) of the Securities Purchase Agreement shall be amended by replacing the words “Nasdaq SmallCap” with the following: “a National Exchange.”

8. Section 6(a)(xvii) of the Securities Purchase Agreement shall be amended and restated as follows:

“There shall have been deposited in Escrow at least an aggregate of $5,900,000 less the aggregate purchase price of 2024 Notes under the 2024 Notes SPA.”

9. Section 7(e) of the Securities Purchase Agreement shall be amended by deleting the words “, the Lead Investor” from such section.

10. Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof, including Section 7(a) regarding governing law. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

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SIGNATURE PAGE FOR BUYER FOLLOWS]

[BUYER SIGNATURE PAGES TO AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer:

Signature of Authorized Signatory of Buyer: ____________________________________________________

Name of Authorized Signatory:

Title of Authorized Signatory: